                                 EXHIBIT 10.80

                                                                   EXHIBIT 10.80
________________________________________________________________________________

                                 LOAN AGREEMENT

                                 BY AND BETWEEN

                          PAXSON COMMUNICATIONS CORP.

                                      AND

                      COCOLA MEDIA CORPORATION OF FLORIDA

                                      FOR

                          TELEVISION STATION WHBI-TV,
                              LAKE WORTH, FLORIDA


                                 MARCH 23, 1995

________________________________________________________________________________

                               TABLE OF CONTENTS


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ARTICLE 1. AMOUNT AND TERMS OF THE LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         Section 1.01 The Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.02 The Promissory Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.03 Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.04 Repayment of the Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.05 Use of Proceeds and Advancement of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.06 Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.07 Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.08 Payment on Non-Business Days  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE 2. CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

         Section 2.01 Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE 3. SECURITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

         Section 3.01 Security Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 3.02 Pledge Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 3.03 Leasehold Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 3.04 Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE 4. CONDITIONS OF LENDING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

         Section 4.01 Conditions Precedent to Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 4.02 Conditions Precedent to Final Installment . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 4.03 Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE 5. REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

         Section 5.01 Representations and Warranties of Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 (a) Existence and Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 (b) Authorizations, Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 (c) No Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (d) Binding Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (e) Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (f) No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (g) Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6


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                 (h) Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (i) Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (j) Material Misstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE 6. COVENANTS OF THE BORROWER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

         Section 6.01 Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (a) Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (b) Preservation of Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (c) Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (d) Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (e) Maintenance of Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (f) Operations in Ordinary Course  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 (g) Perfection of Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 (h) FCC Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 (i) Loan And Option Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

         Section 6.02 Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                 (a) Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 (b) Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 (c) Disposition of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (d) Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (e) Transfer or Issuance of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (f) Change of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (g) Remove Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (h) Distributions or Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (i) Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (j) Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (k) Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (l) Employee Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (m) Cancellation of Debts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (n) Write-Down . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (o) Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (p) Television Affiliation Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (q) Loan And Option Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         Section 6.03 Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (a) Default Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (b) Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (c) Notice of Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (d) Budget . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11





                                     - ii -
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                 (e) Other Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE 7. EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         Section 7.01 Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 7.02 Effect of Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE 8. MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         Section 8.01 No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 8.02 Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 8.03 Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 8.04 Address for Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 8.05 Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 8.06 Binding Effect; Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 8.07 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 8.08 Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 8.09 Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 8.10 Rights Affected by Extensions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 8.11 Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 8.12 Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 8.13 Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 8.14 Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 8.15 Non-Recourse  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT, dated as of March 23, 1995, is by and between PAXSON COMMUNICATIONS CORP., a Delaware corporation having its principal offices at 18401 U.S. Highway 19 North, Clearwater, Florida 34624 (the "Lender"), and COCOLA MEDIA CORPORATION OF FLORIDA, a Delaware corporation having its principal offices at 706 W. Herndon Avenue, Fresno, California 93650 (the "Borrower").

                              W I T N E S S E T H:

         WHEREAS, WPB Communications, Inc. is a stockholder in Hispanic Broadcasting, Inc., the permittee of Television Station WHBI-TV, Lake Worth, Florida (the "Station") and holds an option to purchase control of Hispanic Broadcasting, Inc.;

         WHEREAS, the Borrower wishes to help WPB Communications, Inc. finance the construction of the Station and exercise an option Borrower holds to purchase the Station from WPB Communications, Inc.; and

         WHEREAS, the Borrower desires to borrow funds from the Lender to finance the purchase and operation of the Station.

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the Lender and the Borrower agree as follows:

ARTICLE 1. AMOUNT AND TERMS OF THE LOANS

         SECTION 1.01 THE LOAN. The Lender agrees, upon the terms and conditions hereinafter set forth, to make a loan or loans to the Borrower in an aggregate principal amount not to exceed at any one time outstanding Seven Million Dollars ($7,000,000.00) plus such additional amounts that are reasonably requested by Borrower for the purposes set forth in Section 1.05 and are approved by Lender in its sole discretion (the "Loan").

         SECTION 1.02 THE PROMISSORY NOTE. The outstanding principal amount of the Loan shall be evidenced by and subject to the terms of a promissory note, dated of even date herewith, substantially in the form set forth as Exhibit 1 hereto (the "Note") payable to the order of the Lender and representing the obligation of the Borrower to pay the Lender the amount of the Loan, with interest thereon, as prescribed in Section 1.04. The Lender is authorized to endorse the date and amount of the Loan and each repayment of principal and/or interest with respect thereto on the Schedule A annexed to and constituting a part of the Note.

         SECTION 1.03 INTEREST. The Loan shall bear interest on the unpaid principal amount thereof at a rate per annum at all times equal to one-half percent (1/2%) above the rate charged Lender by its senior lenders as adjusted from time to time. Interest shall be calculated on the basis of a year of three hundred sixty (360) days and actual number of days elapsed during the period for which such interest is payable. Interest shall begin to accrue on the outstanding principal amount of the Loan on the date of disbursement of all or a portion of the Final Installment (as defined below) pursuant to Section 1.05(b) (the "Final Installment Date"). The first payment of interest to the Lender shall be due Ninety (90) days after the acquisition of the Station by the Borrower pursuant to Federal Communications Commission ("FCC") authority at which time all interest accrued from the Final Installment Date shall become due and payable; thereafter, accrued interest shall be paid monthly, on the same date as the principal payments are due pursuant to Section 1.04 hereof. If any installment of principal or interest is not paid when due, that installment shall bear interest at a rate per annum equal to the lower of the highest rate permitted by law or eighteen percent (18%) from the due date thereof until paid in full.

         SECTION 1.04 REPAYMENT OF THE LOAN. In the event that any portion of the Loan is used by the Borrower to fund an escrow deposit or similar payment toward the purchase of the Station (the "Deposit"), and such deposit is returned to the Borrower, the amount of such deposit shall be immediately repaid to Lender together with all interest earned on such deposit and paid to the Borrower. One Hundred Twenty (120) days after the acquisition of the Station by the Borrower pursuant to FCC authority, the Borrower shall begin repayment to the Lender of the Loan by making consecutive, equal monthly payments of principal and interest on the basis of an eighty-four (84) month amortization schedule.

         SECTION 1.05 USE OF PROCEEDS AND ADVANCEMENT OF FUNDS.

                 (a) The proceeds of the Loan are to be used by the Borrower exclusively for financing the construction and purchase of the Station and for working capital and operating expenses relating to the Station.

                 (b) The Lender shall loan to the Borrower the funds required to acquire the Station, less the Deposit (the "Final Installment"), as required by the terms of the Loan And Option Agreement entered into by Borrower with WPB Communications, Inc. ("Loan And Option Agreement") as of March 23, 1995.

         SECTION 1.06 INFORMATION. The Borrower agrees to furnish to the Lender such information as the Lender may reasonably request in connection with the Loan or the Station.

         SECTION 1.07 PREPAYMENT. The Borrower may prepay the Note in whole at any time, or from time to time in part, with accrued interest to the date of prepayment on the amount prepaid, without penalty, provided that each payment, other than for the full amount of the outstanding balance, shall be in the amount of Ten Thousand

Dollars ($10,000.00) or an integral multiple thereof. Each partial prepayment on the Note shall be applied first to accrued interest and then to the payment of principal in the inverse order of maturity.

         SECTION 1.08 PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under the Note shall become due on a Saturday, Sunday or public holiday, such payment may be made on the next succeeding business day, and such extension of time in such case shall be included in the computation of interest hereunder and under the Note.

ARTICLE 2. CLOSING

         SECTION 2.01 CLOSING DATE. Closing of this transaction shall occur on a date agreed upon by the parties hereto (the "Closing Date").

ARTICLE 3. SECURITY

         SECTION 3.01 SECURITY INTEREST. As security for the Loan, the Borrower shall execute and deliver to the Lender, on or before the Closing Date, a security agreement in the form of Exhibit 2 hereto (the "Security Agreement").

         SECTION 3.02 PLEDGE AGREEMENT. As further security for the Loan, on or before the Closing Date, the Borrower shall deliver to the Lender a pledge agreement in the form of Exhibit 3, duly executed by Gary Cocola (the "Shareholder"), the sole shareholder of the Borrower (the "Pledge Agreement").

         SECTION 3.03 LEASEHOLD MORTGAGES. At such time as the Borrower enters into any lease, it shall execute with respect to such lease a leasehold mortgage in form and substance satisfactory to Lender (the "Leasehold Mortgage"), granting the Lender a lien on its leasehold interest under such lease. In particular, and without limiting the generality of the foregoing, the Borrower shall execute a Leasehold Mortgage with respect to each lease, if any, that it assumes as part of the acquisition of the Station. If requested by the Lender, the Borrower shall also deliver to the Lender with respect to any lease to which the Borrower becomes a party (i) evidence of the filing of a memorandum of lease in form and substance satisfactory to Lender, (ii) an executed estoppel certificate in form and substance satisfactory to Lender,
(iii) an executed landlord's consent and waiver in form and substance satisfactory to Lender, and (iv) an ALTA mortgagee's policy of title insurance in customary form with respect to such lease.

         SECTION 3.04 MORTGAGES. As such time as the Borrower acquires any parcel of real estate, the Borrower shall execute a first mortgage or deed of trust in favor of the Lender on such parcel, in form and substance satisfactory to the Lender. If requested by the Lender, the Borrower shall also deliver to the Lender an ALTA mortgagee's policy of title insurance in customary form with respect to such parcel.

ARTICLE 4. CONDITIONS OF LENDING

         SECTION 4.01 CONDITIONS PRECEDENT TO LOAN. The obligation of the Lender to disburse from time to time any portion of the Loan hereunder is subject to the condition precedent that the Lender shall have received all of the following, on or before the Closing Date, in form and substance satisfactory to the Lender:

                 (a) The Note, duly executed and delivered by the Borrower;

                 (b) The Security Agreement, together with appropriate UCC-1 forms, duly executed and delivered by the Borrower;

                 (c) The Pledge Agreement, duly executed and delivered by the Shareholder together with stock certificates and blank stock powers;

                 (d) A certified copy of the resolutions of the Board of Directors of Borrower evidencing approval of the execution, delivery and performance of this Agreement, the Note and the Security Agreement and other matters contemplated hereby;

                 (e) A Certificate of Good Standing for the Borrower;

                 (f) Copies of all station documents, including, without limitation, the Loan And Option Agreement (the "Agreement"), entered into with WPB Communications, Inc.; and

                 (g) Such other agreements, certificates, opinions of counsel and documents that the Lender may reasonably require.

         SECTION 4.02 CONDITIONS PRECEDENT TO FINAL INSTALLMENT. The obligation of the Lender to advance the Final Installment to the Borrower is subject to the condition precedent that the Lender shall have received each of the following, on or before the Final Installment Date, in form and substance satisfactory to the Lender:

                 (a) Leasehold Mortgages, to the extent required by Section
3.03;

                 (b) A Certificate of Good Standing for the Borrower in the State of Florida as of a recent date prior to the Final Installment Date;

                 (c) Copies of the certificates evidencing the insurance required to be maintained by the Borrower pursuant to Section 6.01(e);

                 (d) Any memorandum of lease, to the extent required by Section 3.03;

                 (e) Executed estoppel certificates, to the extent required by
Section 3.03;

                 (f) Executed landlord's consents and waivers, to the extent required by Section 3.03;

                 (g) Evidence, in form and substance acceptable to Lender, that Borrower has been approved by the FCC to acquire the Station and that the FCC approval is a final, non-appealable order;

                 (h) A copy of the Agreement and each other contract, certificate and other document executed by the Borrower and WPB Communications, Inc. in connection with the Borrower's acquisition of the Station; and

                 (i) Such other agreements, certificates, opinions of counsel and documents that the Lender may reasonably require.

         SECTION 4.03 COMPLIANCE. All of the representations and warranties of the Borrower in this Agreement shall be true and accurate in all material respects on and as of the Closing Date and the date of any subsequent disbursement of any portion of the Loan, as if made on and as of such date and time. The Borrower shall be in compliance with all of the applicable terms and provisions of this Agreement and no Event of Default or any event which with the lapse of any applicable grace period or the giving of notice or both would constitute an Event of Default shall have occurred and be continuing. The Borrower shall have performed all obligations and taken all actions to be performed or taken by it hereunder on or prior to such date. On the Closing Date, the Borrower shall deliver to the Lender a certificate, dated as of such date and signed by an executive officer of the Borrower, certifying compliance with the conditions of this Section 4.03. Each disbursement of all or a portion of the Loan to the Borrower shall in and of itself, constitute a representation and warranty that the Borrower as of the date of such Loan, is in compliance with this Section and if the Borrower is not in compliance with this Section, the Lender shall not be required to disburse such Loan to the Borrower.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES

         SECTION 5.01 REPRESENTATIONS AND WARRANTIES OF BORROWER. In order to induce the Lender to enter into this Agreement and make the Loan, Borrower represents and warrants as follows:

                 (a) Existence and Standing. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing under the laws of the State of Florida, and has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under this Agreement, the Note, any Leasehold Mortgage, the Security Agreement and all other documents that have been or will be executed and delivered by the Borrower pursuant to this Agreement.

                 (b) Authorizations, Compliance with Laws. The execution, delivery and performance by the Borrower of this Agreement, the Note, any Leasehold Mortgage, the Security Agreement and all other documents required to be executed and delivered by the Borrower pursuant to this Agreement have been duly authorized by all necessary corporate action and do not and will not (i) violate (A) any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or (B) any provision of the charter or by-laws of the Borrower; or (ii) result in a breach of or constitute a default under any agreement or instrument to which the Borrower is a party or by which its properties may be affected; or (iii) result in the creation of a lien, charge or encumbrance of any nature upon the Borrower's properties or assets other than as contemplated by this Agreement.

                 (c) No Consent. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department or agency, except for filing with the FCC, is or will be necessary to the valid execution, delivery and performance by the Borrower of this Agreement, the Note, any Leasehold Mortgage, the Security Agreement or any other document required to be executed and delivered by the Borrower pursuant to this Agreement.

                 (d) Binding Obligations. This Agreement, the Note, any Leasehold Mortgage, the Security Agreement and all other documents required to be executed and delivered by the Borrower pursuant to this Agreement have been or will be executed and delivered by duly authorized officers of the Borrower and constitute or will constitute, legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms.

                 (e) Litigation. There are no actions, suits or proceedings pending, or, to the knowledge of the Borrower, threatened against or affecting the Borrower or its properties before any court or governmental department or agency which materially adversely affects the transactions contemplated by this Agreement or which would have a material adverse effect on the business, properties, operation or condition of the Borrower.

                 (f) No Default. The Borrower is not in default in the performance, observance or fulfillment of any of the obligations or conditions contained in any material agreement or instrument to which it is a party, nor with respect to any order, judgment, writ, injunction or decree of any court, governmental authority or arbitration board.

                 (g) Compliance with Laws. To its best knowledge, Borrower is in compliance with all applicable federal, state and local laws. The Borrower has obtained all necessary licenses and permits required for the conduct of its business and operations or such licenses and permits have been applied for and are now being diligently pursued.

                 (h) Taxes. The Borrower has filed all tax returns and reports (federal, state and local) required to be filed by it, and has paid all taxes shown thereon, including interest and penalties, and all assessments received by it (except to the extent that the same are being contested in good faith by appropriate proceedings diligently prosecuted and as to which adequate reserves have been set aside on the books of the Borrower in conformity with generally accepted accounting principles).

                 (i) Title to Properties. The Borrower has good and marketable title to all of its property and assets and valid and enforceable leasehold interests in the property which it holds under lease. All such property, assets and leasehold interests being free and clear of any and all mortgages, deeds of trust, assignments, liens, security interests, charges or encumbrances of any nature whatsoever, except for those created hereby. No mortgages, deeds of trust, financing statements or other evidences of security interests covering all or any of the aforesaid property are on file among the records of any public office, except those evidencing a security interest in favor of the Lender.

                 (j) Material Misstatement. No statement made herein or information, exhibit or report furnished by the Borrower to the Lender in connection with this Agreement or its negotiation, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the foregoing not misleading.

ARTICLE 6. COVENANTS OF THE BORROWER

         SECTION 6.01 AFFIRMATIVE COVENANTS. So long as the Note shall remain unpaid, the Borrower hereby covenants and agrees that it will, unless the Lender shall otherwise consent in writing:

                 (a) Payment of Obligations. Pay punctually and discharge when due: (i) all indebtedness heretofore or hereafter incurred; (ii) all taxes, assessments and governmental charges or levies imposed upon it or its income or profits, or upon any properties belonging to it; (iii) claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid might become a lien or charge upon the property of the Borrower; provided that this covenant shall not require the payment of any of the matters set forth in (i), (ii) and (iii) above if the same shall be contested in good faith and by proper proceedings diligently pursued and as to which adequate reserves have been set aside on the books of the Borrower in accordance with generally accepted accounting principles.

                 (b) Preservation of Existence. Preserve and maintain its respective corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation.

                 (c) Maintenance of Properties. Maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

                 (d) Compliance with Laws. Comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority.

                 (e) Maintenance of Insurance. Maintain with responsible and reputable insurance companies policies on all of its properties and covering such risks, including public liability and workers' compensation, in such amounts as are usually carried by companies engaged in similar businesses and owning similar properties as the Borrower, and promptly upon execution thereof provide to the Lender copies of all such policies and any riders or amendments thereto. The policies of insurance required hereunder shall name the Lender as an additional loss payee or additional insured, as applicable, and shall provide that the Lender shall receive at least thirty (30) days' written notice prior to the cancellation, termination or alteration of any such policy.

                 (f) Operations in Ordinary Course. Continue to operate its business in the ordinary course.

                 (g) Perfection of Liens. Do all things requested by the Lender to preserve and perfect the liens and security interests of the Lender arising pursuant to the Security Agreement, the Pledge Agreement, any Leasehold Mortgage or any other agreement required hereunder as first liens and security interests.

                 (h) FCC Approval. If counsel to the Lender reasonably determines that the consent of the FCC is required in connection with the execution, delivery and performance of this Agreement, the Pledge Agreement, the Security Agreement or any other document delivered to the Lender in connection herewith or therewith or as a result of any action which may be taken pursuant hereto or thereto, then the Borrower, at its sole cost and expense, agrees to use its best efforts to secure such consent and to cooperate with the Lender in any action commenced by the Lender to secure such consent.

                 (i) Loan And Option Agreement. Borrower shall execute and deliver the Loan And Option Agreement and comply with its obligations thereunder.

         SECTION 6.02 NEGATIVE COVENANTS. So long as the Note shall remain unpaid and the Agreement shall not have been terminated, the Borrower hereby covenants that it will not, without the Lender's prior written approval:

                 (a) Indebtedness. Create or incur, assume or suffer to exist any indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, except for:
(i) indebtedness evidenced by the Note; and (ii) indebtedness (other than for borrowed money) incurred in the ordinary course of business not to exceed Fifty Thousand Dollars ($50,000.00) in the aggregate at any one time.

                 (b) Liens. Create, assume or suffer to exist, directly or indirectly, any security interest, mortgage, deed of trust, pledge, lien, charge or other encumbrance, of any nature whatsoever upon any of its properties or assets, now owned or hereafter as acquired, excluding, however, from the operation of this covenant:

                          (i)     any security interest or lien created
pursuant to this Agreement;

                          (ii)    liens for taxes or assessments either not
delinquent or the validity of which are being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves shall have been set aside on its books, in conformity with generally accepted accounting principles;

                          (iii)   materialmen's, mechanics', carriers',
workmen's, repairmen's, warehousemen's or other like liens arising in the ordinary course of business and either not yet due and payable or being contested in good faith by appropriate legal proceedings and as to which adequate reserves shall have been set aside on its books, in conformity with generally accepted accounting principles;

                          (iv)    deposits or pledges to secure payment of
workers' compensation, unemployment insurance or other social security benefits or obligations; or

                          (v)     any judgment lien, unless the judgment it
secures shall not, within thirty (30) days after the entry thereof, have been discharged, vacated, reversed, or execution thereof stayed pending appeal, or shall not have been discharged, vacated or reversed within thirty (30) days after the expiration of any such stay.

                 (c) Disposition of Assets. Sell, transfer, lease or otherwise dispose of all or any material part of its assets other than in the ordinary course of business and in exchange for collateral of like value in which the Lender shall have a security interest.

                 (d) Merger. Enter into any consolidation or merger with, or into any acquisition of all or substantially all of the properties or assets of any person or entity.

                 (e) Transfer or Issuance of Shares. Permit the issuance or transfer of any shares of the capital stock of the Borrower, or any options, warrants, convertible securities or other rights to purchase the Borrower's stock. The preceding sentence shall not apply to (i) transfers to the Lender;
(ii) transfers resulting from the death of the Shareholder; and (iii) transfers effected by the Shareholder with the prior written consent of the Lender (which shall not be unreasonably withheld), solely for estate planning purposes of the Shareholder.

                 (f) Change of Business. Change, in any material respect, the nature or character of its business as intended, or engage in any activity not reasonably related to such business.

                 (g) Remove Assets. Remove any of the assets procured with the proceeds of the borrowings provided for herein, or any replacements for such assets, to a jurisdiction in which no financing statement on Form UCC-1 has been filed by the Lender with respect to such assets.

                 (h) Distributions or Dividends. Declare or make, directly or indirectly, any payment or distribution, or incur any liability for the purchase, acquisition, redemption or retirement of any capital stock of the Borrower or as a dividend, return of capital or other payment or distribution of any kind to a shareholder of the Borrower or any affiliate of the Borrower (other than any stock dividend or stock split or similar distribution payable only in capital stock of the Borrower) in respect of the Borrower's capital stock, except that the Borrower may declare one annual dividend per year on all classes of its capital stock with the prior written consent of the Lender. Notwithstanding the foregoing, Borrower shall be permitted to distribute to a shareholder of Borrower, any payments as received by Borrower pursuant to Attachment I of the Time Brokerage Agreement between Borrower and Lender for the operation of the Station.

                 (i) Transactions with Affiliates. Enter into any transaction or agreement with any affiliate of the Borrower.

                 (j) Contracts. Enter into any contract or commitment relating to its stock or assets except for contracts involving aggregate payments of less than Five Thousand Dollars ($5,000.00) and contracts which can be terminated without penalty on thirty (30) days' notice or less, or amend or terminate any material contract (or waive any substantial right thereunder), or incur any obligation (including obligations relating to the borrowing of money or guarantee of indebtedness).

                 (k) Adverse Change. Suffer any material adverse change in the assets, properties or condition (financial or otherwise) of the Borrower or the Station, or any damage, destruction or loss affecting any assets used or useful in the conduct of the business of the Borrower that is not promptly repaired or replaced in accordance with 6.01(c).

                 (l) Employee Compensation. Suffer any material increase in excess of the reasonable range in the broadcast industry in the same or similar markets in compensation payable or to become payable to any employees, or any bonus payment made or promised to any employee, or any material change in personnel policies, insurance benefits or other compensation arrangements affecting any employees, provided that nothing in this clause shall be construed to limit or restrict the commission compensation of employees who may be selling brokered time for the Borrower.

                 (m) Cancellation of Debts. Cancel any debts owed or claims held by the Borrower.

                 (n) Write-Down. Suffer any significant write-down of the value of any assets without the prior written consent of the Lender except and as required by generally accepted accounting principles as required to present accurate financial information on the Borrower.

                 (o) Rights. Transfer or grant any right under, or enter into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, service mark, trade name, franchise, or similar right, or modify any existing right relating to the Borrower.

                 (p) Television Affiliation Agreement. In the event Borrower acquires the Station, terminate, amend or waive any provision of the Television Affiliation Agreement, if any, to which the Station is a party.

                 (q) Loan And Option Agreement. In the event the Borrower enters into the Loan And Option Agreement, terminate, materially amend, commit any material breach or default under or waive any term of the Loan And Option Agreement.

         SECTION 6.03 REPORTING REQUIREMENTS. So long as the Note shall remain unpaid and the Agreement shall not have been terminated, the Borrower shall, unless the Lender shall otherwise consent in writing, furnish to the Lender:

                 (a) Default Certificate. As soon as possible and in any event within five (5) business days after the occurrence of each Event of Default (as defined in Section 7.01) of which the Borrower has knowledge, the statement of the President of the Borrower setting forth details of such Event of Default and the action which the Borrower proposes to take with respect thereto.

                 (b) Financial Statements. Beginning with the making of the Final Installment, quarterly financial statements within thirty (30) days after the end of each fiscal quarter; within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the reviewed financial statements for such year for the Borrower, including therein a balance sheet of the Borrower as of the end of such fiscal year, statements of income and expense of the Borrower for such fiscal year, and a statement of cash flow of the Borrower for such fiscal year, in each case prepared by an independent public accountant of recognized standing acceptable to the Lender. Lender shall accept a review of the Borrower's financial records.

                 (c) Notice of Litigation. Promptly give written notice of all actions, suits and proceedings before any court or governmental agency, domestic or foreign, which may be commenced or threatened against the Borrower in which the claim involved is Five Thousand Dollars ($5,000.00) or more and of any other matter of the type described in Section 5.01(e).

                 (d) Budget. An annual budget to the Lender within thirty (30) days of the beginning of each fiscal year of the Borrower. Such budget shall be satisfactory in form to the Lender.

                 (e) Other Information. Such other information respecting the business, properties, operations or the condition, financial or otherwise, of the Borrower as the Lender may from time to time reasonably request.

ARTICLE 7. EVENTS OF DEFAULT

         SECTION 7.01 EVENTS OF DEFAULT. Under this Agreement, an Event of Default shall be any of the following:

                 (a) The Borrower shall fail to pay any installment of principal or interest on the Note, or any other obligation to the Lender when due whether at the due date thereof or by acceleration or otherwise, and such default shall remain unremedied for a period of ten (10) days after notice thereof shall have been given to the Borrower; or

                 (b) The security interest or lien of the Lender in any material portion of the collateral covered by the Security Agreement, Pledge Agreement or any Leasehold Mortgage shall at any time not constitute a legal, valid and enforceable security interest or lien; or

                 (c) Any representation or warranty made by the Borrower (or any of its officers) herein, in the Security Agreement or in any certificate, agreement, instrument or statement contemplated by or made or delivered pursuant to or in connection with this Agreement, the Note, any Leasehold Mortgage or the Security Agreement, or by the Shareholder in the Pledge Agreement shall prove to have been incorrect in any material respect when made; or

                 (d) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, the Note, the Security Agreement, any Leasehold Mortgage or any Television Affiliation Agreement relating to the Station (the "Television Affiliation Agreement"), or the Shareholder shall fail to perform or observe any term, covenant or agreement contained in the Pledge Agreement, and any such failure remains unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower by the Lender; or

                 (e) The Borrower shall fail to pay any indebtedness for borrowed money owing by the Borrower or any interest or premium thereon, when due, whether such indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or the Borrower shall fail to perform any term, covenant or agreement under any agreement or instrument evidencing or securing or relating to any such indebtedness owing by the Borrower if the effect of such failure is to accelerate, or to permit the holder of such indebtedness to accelerate the maturity of such indebtedness; or

                 (f) The Borrower shall expend the proceeds of the Loan for any purpose other than the purchase of the Station and the operation of the Station's business without the prior written consent of the Lender, which may be withheld in the Lender's sole discretion; or

                 (g) The Borrower shall (i) fail to pay its debts as they mature in the ordinary course of business; (ii) file a petition commencing a voluntary case concerning it under any Chapter of Title 11 of the United States Code entitled "Bankruptcy"; or (iii) the Borrower shall apply for or consent to the appointment of any receiver, trustee, custodian or similar officer for it or for all or any substantial part of its property; or (iv) such receiver, trustee, custodian or similar officer shall be appointed without the application or consent of the Borrower and such appointment shall continue undischarged for a period of ninety (90) days; or (v) an involuntary case is commenced against the Borrower under any Chapter of the aforementioned Title 11 and an order for relief under such Title 11 is entered or the petition commencing the case is controverted but is not dismissed within ninety (90) days after the commencement of the case; or (vi) the Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or (vii) any such proceeding shall be instituted against the Borrower and shall remain undismissed for a period of ninety (90) days; or (viii) the Borrower shall take any action for the purpose of effectuating the foregoing; or

                 (h) Any court, government, or government agency shall condemn, seize or otherwise appropriate or take custody or control of all or a substantial portion of the property or assets of the Borrower; or

                 (i) There shall be an irrevocable and unappealable denial or revocation of the broadcast license for the Station.

         SECTION 7.02 EFFECT OF EVENT OF DEFAULT. Should any Event of Default occur, the Lender may at its option by written notice to the Borrower declare the entire unpaid principal amount of the Note, together with all unpaid interest and all other amounts payable under this Agreement and every other obligation of the Borrower to the Lender, immediately due and payable, whereupon the Note and all such obligations shall become and be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Note or in such other note or evidence of indebtedness to the contrary notwithstanding; provided, however, that in case of an Event of Default under Section 7.01(g), all the obligations of the Borrower under this Agreement and the Note shall become immediately due and payable as of the date of any such Event of Default regardless of the cause of such Event of Default and without any notice to the Borrower required from the Lender. The Lender shall have, in addition to all other rights and remedies allowed by law, the rights and remedies of a secured party under the Uniform Commercial Code as in effect in the State of Florida and, without limiting the generality of the foregoing, the rights and remedies provided for in the Security Agreement, Pledge Agreements, and any Leasehold Mortgage, which provisions are hereby incorporated by reference.

ARTICLE 8. MISCELLANEOUS

         SECTION 8.01 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver, nor shall any single or partial exercise of any such right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 8.02 AMENDMENTS. No amendment, modification, termination or waiver of any provision of this Agreement, the Note, the Security Agreement or any Leasehold Mortgage, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless in writing, signed by the Lender and then only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle it to any other or further notice or demand in similar or other circumstances.

         SECTION 8.03 CONFLICTS. In the event of any conflict or inconsistency between any provision of this Agreement and a provision of the Note, the Security Agreement or any Leasehold Mortgage, the provisions of this Agreement shall control.

         SECTION 8.04 ADDRESS FOR NOTICES. All notices and other communications under this Agreement shall be in writing and shall be served by personal service or by mailing a copy thereof by registered or certified mail, return receipt requested, to the applicable party at the addresses indicated below:

                 If to the Borrower:

                          Mr. Gary Cocola
                          Cocola Media Corporation of Florida
                          706 W. Herndon Avenue
                          Fresno, CA 93650

                 with a copy (which shall not constitute notice) to:

                          Alan C. Campbell, Esq.
                          Irwin, Campbell & Tannenwald
                          1320 18th Street, N.W., Suite 400
                          Washington, D.C. 20036

                 If to the Lender:

                          Mr. Lowell W. Paxson
                          Paxson Communications Corp.
                          18401 U.S. Highway 19 North
                          Clearwater, FL 34624

                 with a copy (which shall not constitute notice) to:

                          Anthony L. Morrison, Esq.
                          General Counsel
                          Paxson Communications Corp.
                          18401 U.S. Highway 19 North
                          Clearwater, FL 34624

or at such other address as may be designated by either party in a written notice to the other complying as to delivery with the terms of this Section. All such notices and other communications shall be effective when deposited in the mails.

         SECTION 8.05 EXPENSES. The Borrower agrees to pay on demand all costs and expenses incurred by the Lender directly in the enforcement of this Agreement, the

Note, the Security Agreement, any Leasehold Mortgage, the Pledge Agreement and other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of any attorney to whom the Note is referred for collection (whether or not litigation is commenced) or for representation in proceedings under any bankruptcy or insolvency law. In addition, the Borrower shall pay any and all taxes and fees payable or determined to be payable in connection with the execution, delivery and recordation of any instruments and documents to be delivered hereunder.

         SECTION 8.06 BINDING EFFECT; ASSIGNMENT. This Agreement shall become effective when executed and thereafter shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign any rights or obligations hereunder without the prior written consent of the Lender.

         SECTION 8.07 GOVERNING LAW. This Agreement, the Note, the Security Agreement and related documents shall be governed by, and construed in accordance with, the laws of the State of Florida with the exception of its conflicts of laws provisions; provided that the effect of any recordation shall be determined by the State thereof. The parties agree to the exclusive jurisdiction and venue of the state and federal district courts for the district including Palm Beach, Florida.

         SECTION 8.08 SEVERABILITY OF PROVISIONS. Any provision of this Agreement, the Note, the Security Agreement, or any Leasehold Mortgage that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions or affecting the validity or enforceability of any provisions in any other jurisdiction.

         SECTION 8.09 HEADINGS. Article and Section headings in this Agreement are including for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         SECTION 8.10 RIGHTS AFFECTED BY EXTENSIONS. The rights of the Lender and its assigns shall not be impaired by any indulgence, release, renewal, extension or modification which the Lender may grant with respect to the indebtedness or any part thereof, or with respect to the collateral or with respect to any endorser, guarantor, or surety without notice or consent of the Borrower or any endorser, guarantee, or surety.

         SECTION 8.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement and in any documents or certificates delivered pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the Note and the making of the Loan hereunder and continue in full force and effect, as of the respective dates as of which they were made, until all of the obligations of the Borrower to the Lender hereunder have been paid in full.

         SECTION 8.12 ATTORNEYS' FEES. If any litigation arises between the parties in connection with the transactions contemplated by this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees in addition to all other damages and remedies.

         SECTION 8.13 FURTHER ASSURANCES. From time to time, the Borrower shall execute and deliver to the Lender such additional documents as the Lender may reasonably require to carry out the purposes of this Agreement or any of the documents entered into in connection herewith, or to preserve and protect the rights of the Lender hereunder or thereunder.

         SECTION 8.14 INDEMNIFICATION. The Borrower hereby indemnifies and holds harmless the Lender and its directors, officers, shareholders, employees, agents, counsel, subsidiaries and affiliates (the "Indemnified Persons") from and against any and all losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Indemnified Person in any way relating to or arising out of this Agreement, the documents entered into in connection herewith, or any of them or any of the transactions contemplated hereby or thereby; provided, however, that the Borrower shall not be liable to any Indemnified Person, if there is a judicial determination that such losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulted solely or in part from the gross negligence or willful misconduct of such Indemnified Person.

         SECTION 8.15 NON-RECOURSE. Notwithstanding anything to the contrary herein, in any action or proceeding commenced with reference to this Loan Agreement, no judgment shall be sought or obtained against Gary Cocola personally or enforced against any of his separate assets, other than his shareholder interests in Borrower, and such liability under this Loan Agreement shall be limited to his shareholder interests in Borrower. In any legal action or suit in equity which the Lender may undertake to enforce its rights and remedies under the Loan Agreement, any judgment may be satisfied by recourse only to Gary Cocola's shareholder interests therein and not by recourse to Gary Cocola personally or by execution on any of his separate and/or joint assets, other than his shareholder interests in Borrower.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

WITNESS:                                           COCOLA MEDIA CORPORATION OF
                                                      FLORIDA


                                                   By: /s/ Gary Cocola
-----------------------------                         --------------------------
                                                        Name:  Gary Cocola
                                                        Title: President


WITNESS:                                           PAXSON COMMUNICATIONS CORP.


                                                   By: /s/ William L. Watson
-----------------------------                         --------------------------
                                                        Name:  William L. Watson
                                                        Title: Secretary

$7,000,000                                                        March 23, 1995

                                   EXHIBIT 1


                                PROMISSORY NOTE


                          FOR VALUE RECEIVED, the undersigned, COCOLA MEDIA
CORPORATION OF FLORIDA, a Delaware corporation with its address at 706 W. Herndon Avenue, Fresno, California 93650 (the "Maker"), promises to pay to the order of PAXSON COMMUNICATIONS CORP., a Delaware corporation with its address at 18401 U.S. Highway 19 North, Clearwater, Florida 34624 (the "Payee"), or its designee, in the manner set forth below, the lesser of (i) the principal sum of Seven Million Dollars ($7,000,000) plus such additional amounts that are advanced by Payee to Maker pursuant to Section 1.01 of that certain Loan Agreement dated of even date herewith, by and between the Maker and the Payee (the "Loan Agreement"), or (ii) the aggregate principal amount outstanding of the Loan, together with interest thereon as provided herein. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

                 1. The holder of this Note is authorized to endorse the date and amount of each Loan disbursement pursuant to Section 1.02 of the Loan Agreement and each payment of principal and/or interest with respect thereto on Schedule A annexed hereto and made a part hereof, but the failure of the holder of this Note to make such endorsement shall not affect the rights of the Payee or the obligations of the Maker under this Note, the Loan Agreement and any documents executed in connection therewith or under applicable law.

                 2. The principal balance of and all interest on the Loan shall be due and payable as provided in Sections 1.03 and 1.04 of the Loan Agreement.

                 3. This Note evidences indebtedness of the Maker to the Payee arising under the Loan Agreement, to which reference is hereby made for a statement of the rights of the Payee and the duties and obligations of the Maker in relation thereto. Neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal of or interest on this Note when due.

                 4. In the event any installment of principal or interest on this Note is not paid when due, whether such installment comes due by acceleration or otherwise, such installment shall bear interest equal to the lower of the highest rate permitted by law or 18% per annum from and after the due date thereof until paid in full.

                 5. The payment of this Note is secured by a Security Agreement, Leasehold Mortgages and Pledge Agreement, all as more fully identified in the Loan Agreement.

                 6. Payment upon this Note shall be made by check or checks payable to the

Payee at 18401 U.S. Highway 19 North, Clearwater, Florida 34624, or such other place as the Payee or a subsequent holder of this Note shall designate to the Maker in writing, in lawful money of the United States of America.

                 7.       This Note may be prepaid by the Maker, in whole or in
part in integral multiples of Ten Thousand Dollars ($10,000), at any time without premium or penalty. Each partial prepayment on this Note shall be applied first to accrued interest then to the payment of principal in the inverse order of maturity.

                 8. The Maker hereby waives any defenses based upon, and specifically assents to, any and all extensions and postponements of the time of payment and all other indulgences or forbearances which may be granted to any party liable hereon by the Payee or any subsequent holder of this Note.

                 9. The Maker hereby waives presentment, demand for payment, notice of protest, notice of non-payment, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

                 10. No delay or omission on the part of the Payee or any subsequent holder of this Note in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Payee or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any other occasion.

                 11. No single or partial exercise by the Payee or any subsequent holder hereof of any power hereunder shall preclude any other or future exercise thereof or the exercise of any other power.

                 12. If any Event of Default shall occur, the Payee shall be under no further obligation to make any Loan or advances of any Loan under the Loan Agreement and the Payee may at its option by written notice to the Maker declare the entire unpaid principal amount of this Note, together with all unpaid interest and all other amounts payable under the Loan Agreement and every other obligation of the Maker to the Payee, immediately due and payable, whereupon this Note and all such obligations shall become and be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are, except as expressly provided in the Loan Agreement, hereby expressly waived by the Maker; provided, however, that in the case of an Event of Default under Section 7.01(g) of the Loan Agreement, all of the obligations of the Borrower under the Loan Agreement and this Note shall become immediately due and payable as of the date of any such Event of Default regardless of the cause of such Event of Default and without any notice to the Maker required from the Payee. The Payee shall have, in addition to all other rights and remedies allowed by law, the rights and remedies of a secured party under the Uniform Commercial Code as in effect in the State of Florida and, without limiting the generality of the foregoing, the rights and remedies provided for in the Loan Agreement, the Leasehold Mortgages, and the Security Agreement, the provisions of which are hereby incorporated by reference.

                 13. The Maker shall pay on demand of the Payee or any subsequent holder of this Note all costs of collection, including reasonable attorneys' fees incurred by the Payee or such holder in enforcing collection of this Note on default. However, if any litigation arises between the parties in connection with this Note, the prevailing party shall be entitled to recover reasonable attorneys' fees in addition to all other damages and remedies.

                 14. No provision of this Note shall be modified except by a written instrument executed by the Maker and by the Payee or a subsequent holder hereof expressly referring to this Note and to the provision modified.

                 15. This Note and the provisions hereof are to be binding on the assigns or successors of the Maker and shall be enforceable in accordance with the laws of the State of Florida (without regard to the conflicts of law provisions thereof), and exclusive venue and jurisdiction shall be in the state or federal district court for the district including Palm Beach, Florida.

                 16. The provisions of this Note are hereby declared to be severable and if any such provision or the application of any such provision to any person or in any circumstances shall be held to be invalid or unconstitutional, such invalidity or unconstitutionality shall not be construed to affect the validity or constitutionality of any of the remaining provisions as applied to such person, or in circumstances other than those as to which it is held invalid.

[SEAL]


WITNESS:                                     COCOLA MEDIA CORPORATION OF FLORIDA



                                             By: /s/ Gary Cocola
----------------------------                    --------------------------------
                                             Name:  Gary Cocola
                                             Title: President

                                   SCHEDULE A


Date             Amount of Loan               Amount Repaid         Unpaid Balance   Notation Made By
_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________

_____            ______________               _____________         ______________   ________________

                                   EXHIBIT 2

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT, dated as of this 23rd day of March, 1995, by and between COCOLA MEDIA CORPORATION OF FLORIDA, a Delaware corporation with its principal place of business at 706 W. Herndon Avenue, Fresno, California 93650 (the "Debtor"), and PAXSON COMMUNICATIONS CORP., a Delaware corporation with its principal place of business at 18401 U.S. Highway 19 North, Clearwater, Florida 34624 (the "Secured Party").

                              W I T N E S S E T H:


         WHEREAS, the Debtor and the Secured Party have entered into a Loan Agreement dated of even date herewith (the "Agreement"), pursuant to which the Secured Party has agreed to make a loan to the Debtor (the "Loan");

         WHEREAS, the Debtor has executed a promissory note dated of even date herewith (the "Note"), evidencing its indebtedness to the Secured Party under the Agreement; and

         WHEREAS, the Agreement provides for the Debtor to execute and deliver this Security Agreement to secure the Note as a condition of making the Loan;

         NOW, THEREFORE, in consideration of the promises and agreements contained herein and the Secured Party's extension of the Loan and the provision of credit to the Debtor and other valuable consideration, receipt of which is hereby acknowledged, the Secured Party and the Debtor agree as follows:

                 1. GRANT OF SECURITY INTEREST. In order to secure the payment of any and all amounts lent by the Secured Party to the Debtor pursuant to the Agreement and the Note, plus interest accrued thereon and all other obligations of the Debtor as provided by the Agreement (being hereinafter collectively referred to as the "Obligations"), the Debtor hereby grants to the Secured Party a first perfected security interest in all of the Debtor's right, title and interest in and to all of its personal property, both tangible and intangible and of every kind and description, whether now or hereafter existing, or now owned or hereafter acquired, and wherever located, and all proceeds, products, replacements, additions, accessions and/or substitutes therefor, including, without limitation, all goods, machinery, equipment, furniture, furnishings, fixtures, inventory, accounts, chattel paper and general intangibles, as such terms, may be defined in the Uniform Commercial Code in the jurisdiction in which such assets are located, and, if and when the Debtor acquires Television Station WHBI-TV, Channel 67, Lake Worth, Florida (the "Station"), all properties and assets of the Debtor constituting part of the Station, and the proceeds and products of any and all of the foregoing assets and properties described in this Section 1, including proceeds of insurance policies relating to any and all of the foregoing assets and properties; provided, however, that such security interest does not include any permits or licenses granted by the Federal Communications Commission (the "FCC") to the extent that the Debtor is prohibited from granting a security interest therein pursuant to the Communications Act of 1934, as amended, and the regulations promulgated thereunder, and any other licenses to the extent the transfer or pledging thereof is prohibited by the granting authority.

                 All of the foregoing shall be hereinafter referred to as the "Collateral."

                 2. WARRANTIES AND COVENANTS OF THE DEBTOR. The Debtor represents, warrants and covenants that:

                 (a) the Collateral (and all records pertaining thereto) will at all times be kept at the Station and the Debtor will not change the location at which any of the Collateral is usually kept or the location of any of its chief executive offices or principal place of business without giving thirty (30) days' prior written notice to the Secured Party;

                 (b) the Debtor owns and has possession of the Collateral except that portion to be hereafter acquired;

                 (c) all the Collateral is genuine and enforceable and, except as permitted in the Agreement, free from liens, adverse claims, charges, encumbrances, taxes or assessments, other than the liens created hereby, and the Debtor shall defend the same against all claims and demands of all persons at any time claiming against the same or any interests therein adverse to the Secured Party;

                 (d) all items of the Collateral comply with applicable laws, including, where applicable, Federal Reserve Regulations and any state consumer credit and usury laws;

                 (e) no financing statement covering any of the Collateral, and naming any secured party other that the Secured Party, is on file in any public office;

                 (f) the Debtor will, at its sole cost and expense, maintain, replace, repair, service and take other action as may be necessary from time to time to keep and preserve its inventory, machinery and equipment in general repair and good working order and any inventory, machinery or equipment which wears out or is destroyed will be replaced or restored if necessary for the operation of the business of the Debtor in the ordinary course. The Debtor will within 10 days notify the Secured Party of any event comprising significant loss or decrease in the value of the hard assets portion of the Collateral in excess of $20,000;

                 (g) the Debtor will comply with all laws, rules and regulations relating to, and shall pay prior to delinquency, all license fees, registration fees, taxes and assessments and all other charges, which may be levied upon or assessed against, or which may become security interests, liens or other encumbrances upon the ownership, operation, possession or maintenance of the Collateral; provided that the Debtor shall not be required to comply with any such law, rule or regulation or to pay any such tax or assessment or other such charge, the validity of which is being contested by the Debtor in good faith by appropriate proceedings commenced and prosecuted with due diligence and with respect to which adequate reserves have been established and are being maintained in accordance with generally accepted accounting principles;

                 (h) the Debtor will execute and at its expense file and refile such financing statements, continuation statements and other documents prepared by the Secured Party in such offices as the Secured Party may deem necessary or appropriate in order to protect or preserve the Secured Party's security interest in the Collateral;

                 (i) the Debtor will not sell, offer to sell, hypothecate or otherwise dispose of any material part of the Collateral (including proceeds) subject hereto, or any part thereof or interest therein at any time other than in the ordinary course of business and in exchange for Collateral of like value in which the Secured Party shall have a security interest;

                 (j) the Debtor will at all times keep accurate records with respect to the Collateral which are as complete and comprehensive as those which are customarily maintained by those engaged in similar businesses, and the Secured Party will have the right to inspect such records at such times and from time to time as the Secured Party may reasonably request;

                 (k) the Debtor will provide any service and do any other acts or things necessary to keep the Collateral free and clear of all defenses, rights of offset and counterclaims. The Secured Party may, at any time prior to termination hereof, require the Debtor from time to time to deliver to the Secured Party schedules describing all the Collateral subject hereto, appropriately assigned and endorsed to the Secured Party;

                 (l) the Debtor will maintain insurance on the Collateral as required under Section 6.01(e) of the Agreement. In the event of failure to provide and maintain insurance as herein provided, the Secured Party may, at its option, provide such insurance and the Debtor hereby promises to pay the Secured Party on demand the amount of any disbursements made by the Secured Party for such purpose. Risk of loss or damage shall accrue to the Debtor to the extent of any deficiency in any effective insurance. The Debtor shall furnish to the Secured Party certificates or other evidence satisfactory to the Secured Party of compliance with the foregoing insurance provisions. The Debtor shall give immediate written notice to the Secured Party and to the insurers of any loss or damage to the Collateral or any part thereof in excess of $20,000 and shall promptly file all necessary or appropriate proof of loss with the insurers. Any amounts collected or received under any such insurance policies may be applied by the Debtor either to the replacement or restoration of the Collateral or to any of the Obligations secured hereby in the manner provided in Section 8 hereof; and

                 (m) the Debtor shall not change its name, identity or corporate structure, voluntarily or involuntarily.

                 3. AUTHORITY TO COLLECT. Except as otherwise hereinafter set forth, unless and until the occurrence of an event which constitutes an Event of Default hereunder or which upon the giving (or receiving) of notice or the lapse of time or both would constitute such an Event of Default, the Debtor shall continue to collect, at its own expense, all amounts due and to become due under any accounts, chattel paper, or general intangibles and in connection therewith may take such action as it may deem necessary, advisable, convenient or proper for the enforcement, collection, adjustment, settlement or compromise thereof.

                 4. EVENTS OF DEFAULT. The occurrence of an Event of Default hereunder shall be as defined in the Agreement.

                 5. REMEDIES. Upon the occurrence of an Event of Default, the Secured Party shall have the right to declare immediately due and payable all of the Obligations, as provided in the Agreement, without other notice or demand, and to terminate any commitments to make loans or otherwise extend credit to the Debtor. The Secured Party shall have all the rights and remedies of a secured party under the Uniform Commercial Code and all other rights, privileges, powers and remedies provided by law or equity.

                 Without limiting the generality of the foregoing, after the occurrence of an Event of Default:

                 (a) the Secured Party shall have the power to notify the account debtor or debtors obligated under any accounts, chattel paper, and general intangibles of the assignment of such accounts, chattel paper, and general intangibles to the Secured Party and of its security interest therein and to direct such account debtor or debtors to make payment of all amounts due or to become due to the Debtor thereunder directly to the Secured Party and, upon such notification to the account debtor or debtors, to enforce collection of any thereof in the same manner and to the same extent as the Debtor might have done. The funds so collected shall be held as security for the payment of the Obligations secured hereby and applied in the manner provided in Section 8 hereof.

                 The Debtor hereby constitutes and appoints the Secured Party as its true and lawful attorney, in the place and stead of the Debtor and with full power of substitution, either in the Secured Party's own name or in the name of the Debtor, to ask for, demand, collect, receive and give acquittance for any and all monies due or to become due under and by virtue of any account, chattel paper, and general intangibles, to endorse checks, drafts, orders and other instruments for the repayment of monies payable to the Debtor on account thereof, and to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto and to sell, assign, pledge, transfer and make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Secured Party to make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or to take any action with respect to any account, chattel paper, or general intangible or the monies due or to become due thereunder or the property covered thereby, and no action taken or omitted to be taken by the Secured Party with respect to any account, chattel paper, or general intangible shall give rise to any defense, counterclaim or set off in favor of the Debtor or to any claim or action against the Secured Party;

                 (b) the Debtor will deliver to the Secured Party from time to time, as requested by the Secured Party, current lists of the Collateral;

                 (c) the Debtor will not dispose of the Collateral, except on terms approved in writing by the Secured Party;

                 (d) the Debtor will collect, assemble and deliver all of the Collateral and books and records pertaining thereto, to the Secured Party at a reasonably convenient place designated by the Secured Party; and

                 (e) the Secured Party may, to the extent permitted by law, enter onto the Debtor's premises and take possession of the Collateral, and assign, sell, lease or otherwise dispose of the Debtor's interest in the Collateral in a commercially reasonable manner for the account of the Debtor and the Debtor shall then be liable for the difference between the payments and other amounts due under the Agreement and amounts received pursuant to such assignment or contract of sale or lease or other disposition of the Debtor's interest in the Collateral and the amount of such difference shall then be immediately due and payable. The Secured Party may, in its sole discretion, designate a custodian or agent to take physical possession of the Collateral. The Secured Party shall give the Debtor reasonable notice of the time and place of any public sale of the Collateral or the time after which any private sale or other intended disposition thereof is to be made. The requirement of reasonable notice shall be met if notice of the sale or other intended disposition is mailed, by first class mail, postage prepaid, to the Debtor at its address set forth in Section 16 hereof or such other address as the Debtor may by notice have furnished the Secured Party in writing for such purpose, at least thirty (30) days prior to the time of such sale or other intended disposition.

                 All notices of public or private sale shall specify that the assignment of the broadcast license(s) of the Station must first be approved by the FCC and such notice shall be given to all persons attending a public sale. The Debtor agrees that it will join and cooperate fully with the Secured Party or with the successful bidder or bidders at any public or private sale in the filing of an application, and furnishing any additional information that may be required in connection with the application with the FCC, requesting the FCC's prior approval of the assignment of the licenses of the Station to the Secured Party or the successful bidder or bidders. The Debtor will take such further actions, or cause such further actions to be taken that may be necessary or desirable to obtain such FCC approval and will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents that may be necessary or desirable in connection with such approval. The parties agree that the Collateral and license(s) shall not be assigned and transferred to separate parties.

                 Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Debtor, and the Debtor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

                 6. POWERS OF THE SECURED PARTY. The Debtor appoints the Secured Party its true attorney in fact to perform any of the following powers, which are coupled with an interest, and are irrevocable until termination of this Security Agreement and may be exercised by the Secured Party's officers and employees, or any of them, upon the occurrence of an Event of Default hereunder:

                 (a) to perform any obligation of the Debtor hereunder in the Debtor's name or otherwise;

                 (b) to give notice of the Secured Party's rights in the Collateral, to enforce the same, and make extension agreements with respect thereto;

                 (c) to release persons liable on the Collateral and to give receipts and acquittance and compromise disputes in connection therewith;

                 (d)      to release security;

                 (e)      to resort to security in any order;

                 (f) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment and applications or registration or like papers to perfect, preserve or release the Secured Party's interest in the Collateral;

                 (g) to verify facts concerning the Collateral by inquiry of obligors thereon, or otherwise;

                 (h) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Collateral;

                 (i) to prepare, adjust, execute, deliver and receive payment under insurance claims;

                 (j) to exercise all rights, powers and remedies which the Debtor would have, but for this Security Agreement, under all of the Collateral subject to this Security Agreement; and

                 (k) to do all acts and things and execute all documents in the name of the Debtor or otherwise, deemed by the Secured Party as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.

                 7. REMITTANCES. The Debtor agrees that upon the occurrence and during the continuance of an event which constitutes an Event of Default or which upon the giving (or receiving) of notice or lapse of time of both would constitute such an Event of Default, all cash or proceeds received by the Debtor as a result of the sale, lease or other disposition of any Collateral, whether received by the Debtor in the exercise of its collection rights hereunder or otherwise, shall be remitted to the Secured Party or deposited to an account for the benefit of the Secured Party (according to its instructions) in the form received (properly endorsed to the order of the Secured Party or for collection in accordance with the Secured Party's instructions) not later than the banking business day following the day of receipt, to be held as security for the payment of the Obligations secured hereby and applied by the Secured Party as provided in Section 8 hereof. The Debtor agrees not to commingle any such collections or proceeds with any of its other funds or property and agrees to hold the same upon an express trust for the Secured Party until remitted to the Secured Party.

                 8. APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Security Agreement, all proceeds of the sale of the Collateral by the Secured Party hereunder, and all other monies received by the Secured Party pursuant to the terms of this Security Agreement (whether through the exercise by the Secured Party of its rights of collection or otherwise), including, but not limited to, any awards or other amounts payable upon any condemnation or taking by eminent domain, shall be applied, as promptly as is practicable after the receipt thereof by the Secured Party as follows:

         FIRST: to the payment of all fees and expenses incurred by the Secured Party or any custodian appointed hereunder, if not previously paid by the Debtor, and all expenses incurred by the Secured Party in connection with any sale of the Collateral, including, but not limited to, the expenses of taking, advertising, processing, preparing and storing the Collateral to be sold, all court costs and fees and expenses of counsel to the Secured Party in connection therewith, to the payment of all expenses to be paid by the Debtor pursuant to
Section 17 of this Security Agreement, and to the payment of all amounts for which the Secured Party is entitled to indemnification hereunder and all advances made by the Secured Party hereunder to the account of the Debtor and the payment of all costs and expenses paid or incurred by the Secured Party in connection with the exercise of any right or remedy hereunder, to the extent that such advances, costs and expenses shall not theretofore have been reimbursed to the Secured Party by the Debtor;

         SECOND: to the payment to the Secured Party of the interest then due and payable on the Note;

         THIRD: to the payment to the Secured Party of the principal then due and payable on the Note;

         FOURTH: to the payment to the Secured Party of any other amount owing to the Secured Party under the Agreement and any other documents related thereto or under any other agreement of the Debtor with the Secured Party; and

         FIFTH: only if all of the foregoing have been paid in full, to the Debtor.

         Notwithstanding the sale or other disposition of any Collateral by the Secured Party hereunder, the Debtor shall remain liable for any deficiency.

                 9. RIGHTS CUMULATIVE. The rights, privileges, powers and remedies of the Secured Party shall be cumulative and no single or partial exercise of any of them shall preclude the further or other exercise of the same or any other of them. No delay or failure of the Secured Party in exercising any right, power, privilege or remedy hereunder shall affect such right, power, privilege or remedy. Nor shall any single or partial exercise of any right, power, privilege or remedy or any abandonment or discontinuance of steps to enforce such right, power, privilege or remedy affect such right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by the Secured Party of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing and shall not constitute a waiver of any subsequent or other default. Failure of the Secured Party to insist upon strict performance or compliance by the Debtor of any covenants, warranties or agreements in this Security Agreement shall not constitute a waiver of any subsequent or other failure to perform or comply with any covenants, warranties or agreements.

                 10. CONTINUING AGREEMENT. This is a continuing agreement and shall remain in full force and effect and be binding upon the Debtor and the successors and assigns of the Debtor until all of the Obligations shall have been fully satisfied and discharged.

                 11. REINSTATEMENT OF AGREEMENT. If the Secured Party shall have proceeded to enforce its rights under this Security Agreement and such proceedings shall have been discontinued or abandoned for any reason prior to the issuance of any judgment or award, then the Debtor and the Secured Party shall be restored respectively to their positions and rights hereunder, and all rights, remedies and powers of the Debtor and the Secured Party shall continue as though no such proceeding had been initiated. In the event of litigation arising under this Security Agreement, the prevailing party shall be entitled to, in addition to all other damages and remedies, reasonable attorneys' fees.

                 12. ASSIGNMENT. The Secured Party may assign and transfer any of the Obligations of the Debtor and may deliver the Collateral, or any part thereof, to the assignee or transferee of any such obligation, who shall become vested with all the rights, remedies, powers, security interests and liens herein granted to the Secured Party in respect thereto; and the Secured Party shall thereafter be relieved and fully discharged from any liability or obligation under this Security Agreement. The Debtor shall not have the right to assign this Security Agreement without the prior written consent of the Secured Party.

                 13. DUTIES WITH RESPECT TO COLLATERAL. With respect to the Collateral, the Secured Party shall be under no duty to send notices, perform services, pay for insurance, taxes or other charges or take any action of any kind in connection with the management thereof and its only duty with respect thereto shall be to use reasonable care in its custody and preservation while in its possession, which shall not include any steps necessary to preserve rights against prior parties.

                 14. PERFORMANCE OF OBLIGATIONS BY THE SECURED PARTY. If the Debtor shall fail to do any act or thing which it has covenanted to do hereunder, or if any representation or warranty of the Debtor shall be breached, the Secured Party may (but shall not be obligated to) perform such act or thing on behalf of the Debtor or cause it to be done or remedy any such breach, and there shall be added to the liabilities of the Debtor hereunder the cost or expense incurred by the Secured Party in so doing, and any and all amounts expended by the Secured Party in taking any such action shall be repayable to it upon demand being made to the Debtor therefore and shall bear interest at the rate provided for in the Note, from and including the date advanced to the date of repayment.

                 15. MISCELLANEOUS. After due consideration and consultation with its attorneys, the Debtor voluntarily and knowingly, to the extent permitted by law, agrees as follows: (a) the Debtor waives, except as expressly provided in the Agreement, presentment, protest, notice of protest, notice of dishonor and notice of nonpayment with respect to the Collateral to which the Secured Party is entitled hereunder; (b) the Debtor waives any right to direct the application of payments or security for the Obligations of the Debtor hereunder, or the indebtedness of customers of the Debtor, and any right to require proceedings against others or to require exhaustion of the security;
(c) the Debtor consents to the extension or forbearance of the terms of the Obligations or indebtedness of customers, the release or substitution of security, and the release of guarantors, if any; and (d) the Debtor waives notice or a judicial hearing prior to the exercise by the Secured Party of any right or remedy provided by this Security Agreement and also waives its rights, if any, to set aside or invalidate any sale duly consummated in accordance with the provisions of this Security Agreement on the grounds that the sale was consummated without a prior judicial hearing.

                 16. NOTICES. All notices or demands of any kind which may be required or which the Secured Party desires to serve upon the Debtor under the terms of this Security Agreement shall be served upon the Debtor by personal service or by mailing a copy thereof by first class mail, postage prepaid, addressed to the Debtor, at the address set forth in Section 8.04 of the Agreement. Service by mail shall be determined to be effective when deposited in the mails.

                 17. EXPENSES. The Debtor agrees to pay on demand all fees, costs and expenses of the Secured Party, or of any custodian or agent designated by the Secured Party, including the fees and out-of-pocket expenses of legal counsel, independent public accountants and other outside experts retained by the Secured Party in connection with the enforcement of this Security Agreement or any other instrument or document delivered pursuant hereto.

                 18. LAW APPLICABLE. This Security Agreement shall be governed by and construed in accordance with the laws of the State of Florida other than the conflicts of law provisions thereof, except that the law of the State of Florida shall govern the enforcement of rights and remedies. The exclusive venue and jurisdiction of any litigation arising under this Security Agreement shall be in the state or federal district court for the district including Palm Beach, Florida.

                 19. SEVERABILITY OF PROVISIONS. If any provision of this Security Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Security Agreement.

                 IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first written above.


WITNESS:                                           COCOLA MEDIA CORPORATION OF
                                                   FLORIDA



_______________________________                    By:__________________________
                                                   Name:________________________
                                                   Title:_______________________



WITNESS:                                           PAXSON COMMUNICATIONS CORP.



_______________________________                    By:__________________________
                                                   Name:________________________
                                                   Title:_______________________

                                   EXHIBIT 3

                                PLEDGE AGREEMENT


                          THIS PLEDGE AGREEMENT, made and entered into as of
this 23rd day of March, 1995 by and between GARY COCOLA, an individual (the "Pledgor"), and PAXSON COMMUNICATIONS CORP., a Delaware corporation (the "Pledgee");

                              W I T N E S S E T H:

         WHEREAS, Cocola Media Corporation of Florida (the "Company") and the Pledgee have entered into that certain Loan Agreement of even date herewith (the "Agreement");

         WHEREAS, the Agreement provides for the Pledgee to make a loan (the "Loan") to the Company;

         WHEREAS, the Pledgor is the sole shareholder of the Company and therefore will obtain a material benefit from the extension of credit to the Company pursuant to the Agreement; and

         WHEREAS, the Agreement provides for the Pledgor to enter into this Pledge Agreement as additional security for the Loan;

         NOW, THEREFORE, in consideration of loans, credit or other financial accommodation extended or continued from time to time to the Company by the Pledgee, the Pledgor does hereby agree as follows:

                          1.      PLEDGE.

                                  (a) The Pledgor hereby grants to the Pledgee
a first priority security interest in and pledges, assigns and delivers the stock certificate(s) described in Exhibit A annexed hereto, constituting all the issued and outstanding shares of stock of the Company owned by the Pledgor (the "Stock"), accompanied by stock powers, duly executed in blank.

                                  (b) The Pledgor and the Pledgee agree that
the Stock shall be held on the terms and conditions hereinafter set forth as collateral security for the obligations of the Company to the Pledgee under the Agreement and the promissory note issued pursuant thereto (the "Note").

                          2.      REPRESENTATIONS AND WARRANTIES. The Pledgor
represents and warrants to the Pledgee as follows:

                                  a) that the Stock constitutes all of the
issued and outstanding capital stock of the Company;

                                  b) that the Stock is validly issued, fully
paid and nonassessable and is not subject to any liens, charges or encumbrances whatsoever;

                                  c) that there are no existing options,
warrants or other rights to purchase the Company's stock;

                                  d) that the execution, delivery and
performance of this Pledge Agreement will not conflict with, result in a breach of or constitute a default under any indenture or agreement to which the Pledgor or the Company is a party or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of its property or assets;

                                  e) this Pledge Agreement constitutes the
legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms;

                                  f) the Pledgor has all requisite power and
authority to enter into this Pledge Agreement and to carry out the transactions contemplated hereby; and

                                  g) no consent or approval of any person or
entity, other than the Federal Communications Commission (the "FCC"), is or will be required in connection with the execution, delivery and performance of this Pledge Agreement.

                          3.      TERM. The Pledgee shall hold the Stock as
security for the performance by the Company of its obligations and liabilities under the Agreement and the Note, and the Stock shall be held by the Pledgee until the principal and interest due on the Note are paid in full and the Loan Agreement shall have terminated, at which time the Pledgee shall deliver the Stock to the Pledgor free and clear of this Pledge Agreement, and this Pledge Agreement shall thereupon terminate.

                          4.      VOTING. While the certificates representing
the Stock continue to be held by the Pledgee, such certificates shall remain in the name of the Pledgor and the Pledgor shall have and exercise all rights of ownership, including the right to vote the Stock. If an Event of Default, as such term is defined in the Agreement, the provisions of which Agreement are hereby incorporated by reference herein, shall occur, in addition to the remedies set forth in Section 6 hereof, the Pledgee shall be entitled, subject to the prior approval of the FCC, to vote and exercise all of the power of an owner with respect to the Stock and receive, on account of the obligations evidenced by the Note, all sums distributed by the Company with respect to the Stock.

                          5.      STOCK ADJUSTMENTS. The Pledgor agrees that in
the event that during the term of this Pledge Agreement any stock dividend, reclassification, readjustment or other change is declared or made with respect to the Stock, or any subscription, warrant or other option is exercisable with respect to the Stock, it shall cause all new, substituted or additional shares or other securities issued by reason of any such change or option to be delivered to the Pledgee and to be held by the Pledgee under the terms of this Pledge Agreement in the same manner as the shares of Stock originally pledged hereunder. There likewise shall be deposited with the Pledgee, to be added to the pledged property and subject to the pledge, any and all additional issued shares of the Company to the Pledgor by way of stock dividend, stock splits, stock rights, new securities or otherwise, to the end that the Pledgee will at all times hold, subject to the pledge, all the issued and outstanding stock of the Company owned by the Pledgor.

                          6.      REMEDIES. If an Event of Default, as such
term is defined in the Agreement, shall occur, the Pledgee may, after thirty
(30) days' prior written notice to the Pledgor, sell, assign and deliver the whole or, from time to time, any part of the Stock or any interest or part thereof, at any private sale or at public auction, for cash, or credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Pledgee reasonably may determine to be commercially reasonable. The Pledgee shall give the Pledgor reasonable notice of the time and place of any public sale of the Stock or the time after which any private sale or other intended disposition thereof is to be made. The requirement of reasonable notice shall be met if notice of such sale or other intended disposition is mailed, by certified or registered mail, return receipt requested, to the Pledgor at the address set forth in Section 9 at least thirty
(30) days prior to the time of such sale or other intended disposition; provided that all notices of such sale shall specify that transfer of any stock interest representing control of the Company must first be approved by the FCC and similar notice shall be given to all those attending such sale. The Pledgor hereby waives and releases any and all right or equity of redemption whether before or after sale hereunder. At any such sale the Pledgee may bid for and purchase for its own account the whole or any part of the Stock so sold, free from any such right or equity of redemption. After obtaining all required consents from the FCC and upon completion of the sale, Pledgee shall deliver the Stock, or any portion thereof, to the purchaser or purchasers thereof. The net proceeds of any such sale shall be applied as follows:

                                  i)   First, to the expenses of the sale and
enforcement of this Pledge Agreement, including but not limited to, the expenses of advertising, preparing and prosecuting any necessary FCC application, and attorneys' fees and expenses;

                                  ii)  Second, to the payment of interest under
the Note;

                                  iii) Third, to the payment of the principal
of the Note; and

                                  iv)  Fourth, only after payment in full of
the above, to the payment to the Pledgor of any excess proceeds, along with any shares of the Stock remaining unsold, subject to the receipt of notice of and the provisions of any other agreement between the parties with respect to the disposition of said excess proceeds or unsold shares. Notwithstanding the sale or other disposition of the Stock by the Pledgee hereunder, the Company shall remain liable for any deficiency.

                          The Pledgor and the Pledgee hereby agree to use good
faith efforts to answer FCC inquiries, if any, with respect to obtaining the aforementioned FCC approvals and shall otherwise seek said approvals diligently, each taking all steps reasonably necessary or desirable to expedite the procurement of such approvals. Neither failure nor delay on the part of the Pledgee to exercise any right, remedy, power or privilege provided for herein or by statute or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any other provision of this Pledge Agreement notwithstanding, any foreclosure of or disposal of the Stock under the terms of this Pledge Agreement upon the occurrence of an Event of Default under the Agreement shall be made pursuant to Section 310 of the Communications Act of 1934, as amended, and to the applicable rules and regulations of the FCC, as amended, and, if and to the extent required, after prior written approval of the FCC.

                          7.      ENCUMBRANCES. During the term of this Pledge
Agreement specified in Section 3, the Pledgor shall not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber the Stock unless said mortgage, pledge or encumbrance is subject to a subordination agreement satisfactory to the Pledgee.

                          8.      MISCELLANEOUS.

                                  8.1 Transfer taxes, if any, applicable to any
transfer of shares of Stock upon the occurrence of an Event of Default or upon termination of the Pledge Agreement shall be payable by the person or persons to whom the shares are being transferred, provided, however, that the Pledgor agrees to reimburse the Pledgee promptly for all such transfer taxes which the Pledgee may be required to pay.

                                  8.2 No single or partial exercise of any
power hereunder shall preclude other or future exercise thereof or the exercise of any other power. The holder of the Note may proceed against any portion of the security held therefor in such order and in such manner as the holder may see fit, without waiver of any rights with respect to any other security.

                                  8.3      The Pledgee may deal in any manner
with the Note, the Agreement or any other agreement required thereby without notice except to the extent notice is otherwise required to or the consent of the Pledgor, including, without limitation, in the following manner:

                                        (a)     to modify, supplement or
otherwise change any terms of the Note, the Agreement or any such other agreement (subject to any right of the Company or any other party to the agreement to consent to any modification of or supplement or change to any such terms); to grant any extension or renewal of the Note, the Agreement or such other agreement; to grant any other waiver or indulgence with respect to the Note, the Agreement or such other agreement and to effect any release, compromise or settlement with respect to the Note, the Agreement or such other agreement; and

                                        (b)     to consent to the substitution,
exchange or release of all or any part of any other security (other than the Stock) at any time held by the Pledgee as security or surety for the obligations secured hereby.

                          9.      NOTICES. All notices required to be sent
hereunder shall be in writing and shall be sent by registered mail, return receipt requested, to the parties as follows:

                          To the Pledgor:

                                  Mr. Gary Cocola
                                  Cocola Media Corporation of Florida
                                  706 W. Herndon Avenue
                                  Fresno, California 93650

                          To the Pledgee:

                                  Lowell W. Paxson
                                  Paxson Communications Corp.
                                  18401 U.S. Highway 19 North
                                  Clearwater, Florida 34624

Addresses may be changed by notice in writing to the other parties.

                          10.     CHOICE OF LAW, ETC. This Pledge Agreement
shall be construed and enforced under and governed by the laws of the State of Florida, other than the conflicts of law provisions thereof. The parties agree to the exclusive jurisdiction and venue of the state or federal district court for the district including Palm Beach, Florida. This Pledge Agreement embodies the entire agreement and understanding between Pledgor and Pledgee and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Pledge Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. This Pledge Agreement shall be binding on the successors, assigns, and legal representatives of the parties hereto and shall inure to the benefit of and be enforceable by their successors, assigns, and legal representatives; provided, however, that neither the Stock nor this Pledge Agreement may be assigned or transferred in whole or in part, voluntarily or involuntarily, by the Pledgor without the prior written consent of the Pledgee, and the Pledgee may assign this Pledge Agreement and all of its rights hereunder without any consent of the Pledgor. The headings of this Pledge Agreement are for the purpose of reference only and shall not limit or otherwise affect the meaning hereof. The Pledgor shall take such further actions as may be reasonably requested by the Pledgee from time to time in order to perfect the security interest of the Pledgee hereunder and to assure and confirm onto the Pledgee its rights, powers and remedies hereunder.

                          IN WITNESS WHEREOF, the parties hereto have caused
this instrument to be executed on their behalf all as of the day and year first above mentioned.

WITNESS:                                           GARY COCOLA



____________________________                       By:__________________________


WITNESS:                                           PAXSON COMMUNICATIONS CORP.



____________________________                       By:__________________________
                                                   Name:________________________
                                                   Title:_______________________

                                   EXHIBIT A

                              Description of Stock


                  ______ shares of common stock of the Company
                       issued in the name of Gary Cocola
                    represented by Share Certificate No. 1.